Oppenheimer Quest Value Fund, Inc.
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:



  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income           Capital Gains           Price

Class A Shares
                05/28/86       0.1980000             1.8220000    27.270
                12/22/86       0.0000000             0.7700000    25.860
                05/29/87       0.2660000             0.9100000    27.270
                12/22/87       0.1530000             1.1230000    22.840
                12/27/88       0.3040000             1.1180000    25.150
                12/28/89       0.7700000             1.6400000    27.600
                12/28/90       0.4890000             0.0000000    25.360
                07/01/91       0.0000000             0.0000000    10.040
                12/17/91       0.0000000             0.6390000     9.720
                12/30/91       0.0730000             0.0000000    10.380
                12/18/92       0.0430000             0.5450000    11.640
                12/31/92       0.0040000             0.0000000    11.770
                11/22/93       0.0000000             0.4693000    11.740
                12/31/93       0.0404000             0.0000000    12.020
                12/05/94       0.0000000             0.8279000    11.130
                12/30/94       0.0830000             0.0000000    11.200
                12/20/95       0.1030000             0.9772000    14.050


Class B Shares
                11/22/93       0.0000000             0.4693000    11.730
                12/31/93       0.0306000             0.0000000    12.020
                12/05/94       0.0000000             0.8279000    11.070
                12/30/94       0.0743000             0.0000000    11.140
                12/20/95       0.0660000             0.9772000    13.930


Class C Shares
                11/22/93       0.0000000             0.4693000    11.730
                12/31/93       0.0325000             0.0000000    12.020
                12/05/94       0.0000000             0.8279000    11.060
                12/30/94       0.0813000             0.0000000    11.130
                12/20/95       0.0510000             0.9772000    13.930
















Oppenheimer Quest Value Fund, Inc.
Page 2


1.  Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:

         1                       ERV n
   --------------- = n           (---) - 1 = average annual total return

   number of years                P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                      Five Year

  $1,210.12 1                   $2,107.97 .2
 (---------)  - 1 = 21.01%     (---------)   - 1 = 16.08%
    $1,000                        $1,000


  Ten Year

  $3,338.71 .1
 (---------)  - 1 = 12.81%
    $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 2.00% for the inception year:

                One Year                              Inception

                $1,227.59 1                           $1,615.92 .3158
 (---------)  - 1 = 22.76%     (---------)  - 1 = 16.36%
                  $1,000                                $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

                One Year                              Inception

                $1,267.33 1                           $1,634.76 .3158
 (---------)  - 1 = 26.73%     (---------)   - 1 = 16.79%
                  $1,000                                $1,000







Oppenheimer Quest Value Fund, Inc.
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/96 (continued):


Examples at NAV:

Class A Shares

                One Year                              Five Year

                $1,283.94 1                           $2,236.61 .2
 (---------)  - 1 = 28.39%     (---------)   - 1 = 17.47%
                  $1,000                                $1,000


                Ten Year

                $3,542.57 .1
 (---------)  - 1 = 13.48%
                  $1,000



Class B Shares

                One Year                              Inception

                $1,277.58 1                           $1,635.92 .3158
 (---------)  - 1 = 27.76%     (---------)   - 1 = 16.82%
                  $1,000                                $1,000



Class C Shares

                One Year                              Inception

                $1,277.33 1                           $1,634.76 .3158
 (---------)  - 1 = 27.73%     (---------)   - 1 = 16.79%
                  $1,000                                $1,000






















Oppenheimer Quest Value Fund, Inc.
Page 4


2.  Cumulative Total Returns for the Periods Ended 10/31/96:

    The formula for calculating cumulative total return is as follows:

                  (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

                One Year                             Five Year

                $1,210.12 - $1,000                    $2,107.97 - $1,000
                ------------------  =  21.01%      ------------------  = 110.80%
                      $1,000                               $1,000


                Ten Year

                $3,338.71 - $1,000
                ------------------  = 233.87%
                      $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 2.00% for the inception year:

                One Year                             Inception

                $1,227.59 - $1,000                    $1,615.92 - $1,000
                ------------------  =  22.76%      ------------------   = 16.36%
                      $1,000                               $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

                One Year                             Inception

                $1,267.33 - $1,000                   $1,634.76 - $1,000
                ------------------  =  26.73%     ------------------  = 63.48%
                      $1,000                               $1,000













Oppenheimer Quest Value Fund, Inc.
Page 5


2.  Cumulative Total Returns for the Periods Ended 10/31/96 (Continued):


Examples at NAV:

Class A Shares

                One Year                             Five Year

                $1,283.94 - $1,000                    $2,236.61 - $1,000
                ------------------  =  28.39%    ------------------  = 123.66%
                      $1,000                               $1,000


                Ten Year

                $3,542.57 - $1,000
                ------------------  = 254.26%
                      $1,000



Class B Shares

                One Year                             Inception

                $1,277.58 - $1,000                $1,635.92 - $1,000
                ------------------  =  27.76%      ------------------   = 63.59%
                      $1,000                               $1,000



Class C Shares

                One Year                             Inception

                $1,277.33 - $1,000                   $1,634.76 - $1,000
                ------------------  =  27.73%     ------------------   = 63.48%
                      $1,000                               $1,000